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                                                                    Exhibit 21.1

                           Subsidiaries of Registrant


Name of Subsidiary                               Place of Incorporation
----------------------------------              ------------------------
RATHM, Inc.                                     Delaware (United States)
RHOMS, Inc.                                     Delaware (United States)
RGarnet, Inc.                                   Delaware (United States)
RAxxent, Inc.                                   Delaware (United States)
RCanada, Inc.                                   Delaware (United States)
Rhythms Winfire, Inc.                           Delaware (United States)
RMegaPath (f/k/a RPhoenix, Inc.)                Delaware (United States)
Rhythms Links Inc.                              Delaware (United States)
Rhythms Links Inc. - Virginia                   Virginia (United States)
Rhythms NetConnections Europe B.V.              Netherlands
Rhythms Deutschland GmbH                        Germany